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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


To the Shareholders of
Sun Television and Appliances, Inc.


We consent to incorporation by reference in the registration statement (File Nos. 333-39207, 33-44932 and 33-82744) on Form S-8 of Sun Television and Appliances, Inc. of our report dated May 5, 1997, relating to the balance sheet of Sun Television and Appliances, Inc. as March 1, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended, and the related schedule, which report appears in the February 28, 1998 annual report on Form 10-K of Sun Television and Appliances, Inc.


                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                    Coopers & Lybrand L.L.P.

Columbus, Ohio
May 28, 1998